UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2010

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-08895	33-0091377
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 300
Long Beach, California		90806
(Address of Principal Executive Offices)		(Zip Code)

(562) 733-5100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition

The information disclosed under Item 2.06 is hereby incorporated by reference into this Item 2.02.

Item 2.06.              Material Impairments

On January 7, 2010, HCP, Inc. (the “Company”) concluded that three direct financing leases (“DFLs”) and a $10 million participation in a senior construction loan associated with properties operated by Erickson Retirement Communities or certain of its affiliates (collectively, “Erickson”) were impaired and that the Company will record a non-cash impairment charge in the fourth quarter of 2009 of approximately $48 million, an amount which represents substantially all of the carrying value of these assets.

The Company acquired a subordinated interest in six properties operated by Erickson, all of which the Company accounted for as DFLs, as part of the Company’s October 2006 acquisition of CNL Retirement Properties, Inc.  Prior to that time, the Company’s involvement with Erickson was limited to a $10 million participation in a senior construction loan related to one of their communities. The Company later exited three DFL investments when Erickson exercised its purchase options, leaving the Company with interests in three DFL investments.  During the three months ended December 31, 2008, the Company determined that two of the remaining three DFLs were impaired and began recognizing income on a cost-recovery basis.  Following Erickson’s October 19, 2009 bankruptcy filing, the Company recorded a $15.1 million impairment charge in the third quarter of 2009 related to these two DFLs based on the Company’s estimate of the present value of future cash flows that would result from what was viewed as the probable outcome of Erickson’s plan of reorganization.  At that time, the Company determined that an impairment charge would not be required for the third DFL since that asset was performing, nor would an impairment charge be required for the loan participation interest since the estimated fair value of the underlying collateral supporting the loan was sufficient for the Company to recover its investment. During the nine months ended September 30, 2009, the Company recognized income of $3.1 million relating to the three DFL investments and the loan participation interest.

Following the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, the Company continued to evaluate its legal remedies with respect to interim developments in the bankruptcy proceedings and with respect to its positions relative to other creditors in the properties, including exploring various options to work with other creditors and potential bidders in the auction proposed to be conducted in connection with Erickson’s plan of reorganization.  On December 23, 2009, an auction was concluded with respect to Erickson’s assets, and on December 30, 2009, Erickson filed an amended plan of reorganization providing additional detail about the results of the auction and the allocation of the auction proceeds.  The amended plan proposed that the Company would not be entitled to any of the proceeds with respect to the three DFLs and would be entitled to only a nominal recovery with respect to the Company’s participation in the senior construction loan.  Additionally, on January 4, 2010, Erickson served the Company with adversary complaints claiming, among other things, that the Company’s interest as a landlord under the DFLs should be treated as if it were instead the interest of a lender with a security interest in the properties.  While Erickson’s amended plan has not yet been confirmed in the bankruptcy proceedings, management concluded that, as a result of the auction, the subsequent allocation of the auction proceeds and management’s evaluation of Erickson’s pursuit of remedies consistent with the extinguishment of the Company’s DFL interests, it was appropriate to reduce the carrying value of these assets to a nominal amount associated with the expected partial recovery of the participation interest in the senior construction loan.  Notwithstanding the foregoing, the Company intends to continue to pursue legal remedies to maximize its recovery with respect to the DFL investments and the loan participation interest.

Item 8.01.              Other Events

The Company has also determined that its senior secured term loan made to an affiliate of the Cirrus Group, LLC (“Cirrus”), which had a carrying value of $85 million, including accrued interest of $3 million at September 30, 2009, was impaired and that the Company will record a non-cash impairment charge in the fourth quarter of 2009 of approximately $4 million.

As with the Erickson DFLs discussed above, HCP acquired its interest in this loan through the 2006 acquisition of CNL Retirement Properties, Inc.  As previously disclosed, in July 2009, the Company issued a notice of default for the borrower’s failure to make interest payments. The borrower failed to make four of its contractual payments through September, 2009. However, the Company continued to maintain this loan on accrual status during the third quarter of 2009 as the Company believed it was reasonably assured it would collect all amounts outstanding under the loan based on the estimated fair value of the underlying collateral and guarantees supporting the loan.  During the fourth quarter of 2009, the Company and Cirrus began discussions to restructure the loan, the terms of which included a proposed extension of the maturity date and a reduction of the contractual interest rate for a portion of the loan.  Restructuring discussions are ongoing, and the Company will continue to seek to maximize its recovery with respect to this loan.  Nonetheless, because of the status of the loan and the terms of the proposed restructuring that are currently under discussion, management concluded that the non-cash impairment charge described above was appropriate.

Safe Harbor Disclosure

The statements contained in this Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  These risks and uncertainties include risks associated with the Company’s ability to pursue legal remedies in the Erickson matter as well as any further restructuring of the loan with Cirrus, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. While the Company anticipates that subsequent events and developments may cause its views to change, it specifically disclaims any obligation to update these statements. These statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCP, INC.
(Registrant)

Date: January 11, 2010	By:	/s/ Edward J. Henning
Edward J. Henning
Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary